Exhibit 21
SUBSIDIARIES OF THE COMPANY

State of Organization
Corporations
American Spectrum Realty Management, Inc.	Delaware
American Spectrum Realty Properties, Inc.	Maryland
ASR Sam Houston I, Inc.	Texas

Limited Partnerships
American Spectrum Holdings-Hazelwood, L.P.	Missouri
American Spectrum Realty Operating Partnership, L.P.	Delaware
ASR Park Ten 350, L.P.	Texas
ASR Park Ten 360, L.P.	Texas
ASR 800 Sam Houston, L.P.	Delaware
ASR 2401 Fountainview	Delaware
ASR 5450 NW, L.P.	Delaware
ASR 5850 San Felipe, L.P.	Delaware
ASR 6677 Gessner, L.P.	Delaware
ASR 11500 NW, L.P.	Delaware
ASR Sam Houston, L.P.	Texas
ASR Washington, L.P.	Texas
ASR Westheimer, L.P.	Texas
ASR-1501 Mockingbird, L.P.	Delaware
ASR-2855 Mangum, L.P.	Delaware
ASR-6420 Richmond Atrium, L.P.	Delaware
ASR-6430 Richmond Atrium, L.P.	Delaware
ASR-Gray Falls, L.P.	Delaware
ASR-Market Columbia, L.P.	Delaware
ASR-Parkway One & Two, L.P.	Delaware
ASR-West Gray, L.P.	Delaware
Lindbergh Boulevard Partners	Missouri
Market Columbia, L.P.	California
Nooney Rider Trail, L.P.	Delaware
Pasadena Autumn Ridge, L.P.	Texas
Sierra Pacific Development Fund II, L.P.	Delaware

Limited Liability Companies
American Spectrum Holdings (Lindbergh). LLC	Delaware
American Spectrum Holdings (Pasadena), LLC	Delaware
American Spectrum Holdings (SPIP-V), LLC	Delaware
American Spectrum Holdings (Washington), LLC	Delaware
American Spectrum Holdings (Westheimer), LLC	Delaware
American Spectrum Realty-1501 Mockingbird, LLC	Delaware
American Spectrum Realty-2855 Mangum, LLC	Delaware
American Spectrum Realty-Gray Falls, LLC	Delaware
American Spectrum Realty-6420 Richmond Atrium, LLC	Delaware
American Spectrum Realty-6430 Richmond Atrium, LLC	Delaware
ASR 800 Sam Houston, LLC	Delaware
ASR 2401 Fountainview, LLC	Delaware
ASR 5450, LLC	Delaware
ASR 5850 San Felipe, LLC	Delaware
ASR 6677 Gessner, LLC	Delaware
ASR 11500 NW, LLC	Delaware
ASR NRT, LLC	Delaware

SUBSIDIARIES OF THE COMPANY (continued)

ASR-Market Columbia, LLC	Delaware
ASR-Parkway One and Two, LLC	Delaware
ASR-West Gray, LLC	Delaware
Back Bay, LLC	Delaware
Countryside Exec Center, LLC	Delaware
Leawood, LLC	Delaware
Leawood KS, LLC	Delaware
Market Columbia, LLC	Delaware
McDonnell Associates, LLC	Delaware
Nooney Income Fund II, LLC	Delaware
Nooney Income Fund, LLC	Delaware
Nooney Real Property Investors Two, LLC	Delaware
Nooney Rider Trail, LLC	Delaware
Northcreek, LLC	Delaware
Oakgrove Commons, LLC	Delaware
Pacific Spectrum, LLC	Arizona
Plaza Center, LLC	Delaware
Seventy Seven, LLC	Delaware
Sierra Creekside, LLC	Delaware
Sierra Pacific Development Fund II, LLC	Delaware
Sierra Pacific Development Fund III, LLC	Delaware
Sierra Pacific Development Fund, LLC	Delaware
Sierra Pacific Pension Investors 84, LLC	Delaware
Sierra Southwest Pointe LLC	Delaware
Sorrento II, LLC	Delaware
Third Coast, LLC	Delaware

Partnerships
Sierra Creekside Partners	California
Sierra Mira Mesa Partners	California
Sorrento I Partners	California
Sorrento II Partners	California